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                                                                   EXHIBIT 10.39


                                 BUY.COM INC.
            FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     This Fourth amended and Restated Investors' Rights Agreement (the "Agreement") is entered into as of the 17th day of November, 1999, by and among Buy.Com Inc., a Delaware corporation (the "Company"), the holders of the Company's Series A Convertible Participating Preferred Stock (the "Series A Stock") set forth on Exhibit A hereto, the holders of the Company's Series B
                     ---------
Convertible Participating Preferred Stock (the "Series B Stock") and Common Stock set forth on Exhibit B hereto, the Founders set forth on Exhibit C hereto,
                   ---------                                   ---------
Ingram Capital Inc. ("Ingram") as the assignee of Ingram Entertainment Inc., The Bank of Nova Scotia ("Nova Scotia"), United Air Lines, Inc. ("UA") and Harpeth Holdings, Inc. ("Harpeth"). The holders of the Series A Stock shall be referred to hereinafter as the "Series A Investors" and each individually as a "Series A Investor." The holders of the Series B Stock shall be referred to hereinafter as the "Series B Investors" and each individually as a "Series B Investor." The Series A Investors and the Series B Investors shall be referred to collectively as the "Investors" and each individually as an "Investor." The Founders shall be referred to hereinafter together as the "Founders" and each individually as a "Founder." As a matter of clarity, a list of all Holders and the Registrable Securities held by each is attached hereto as Exhibit D.
                                              ---------

     WHEREAS, the Company (under its previous name: "Buy Corp."), the Series A Investors and the Founders were parties to an Investors' Rights Agreement, dated as of August 18, 1998 (the "Original Agreement").

     WHEREAS, the Company acquired SpeedServe, Inc. ("SpeedServe") by way of a merger ("Merger") of SpeedServe with and into a wholly owned subsidiary of the Company in which Ingram, as the principal stockholder of SpeedServe, received shares of the Company's Common Stock.

     WHEREAS, the Original Agreement was amended and restated to extend to Ingram certain registration rights, information rights and other rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated December 3, 1998 (the "First Amended and Restated Agreement").

     WHEREAS, the Company secured a credit facility with Nova Scotia pursuant to a Credit Agreement (the "Credit Agreement") dated July 20, 1999 in connection with which Nova Scotia received a warrant (the "Nova Scotia Warrant") to purchase shares of the Company's Common Stock.

     WHEREAS, the Company effected a 15 for 1 stock split of its Common Stock and Preferred Stock (the "Stock Split"), effective as of July 14, 1999 and the share numbers in the Second Amended and Restated Agreement were adjusted to give effect to the Stock Split.

     WHEREAS, the Company and UA formed a Delaware limited liability company ("BuyTravel.com") to operate an internet based travel service, and in connection with the
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BuyTravel.com joint venture, the Company issued to UA a warrant to purchase 2,000,000 shares of the Company's Common Stock (the "UA Warrant").

     WHEREAS, the First Amended and Restated Agreement was amended and restated to extend to Nova Scotia and UA certain registration rights and other rights pursuant to that certain Second Amended and Restated Investors' Rights Agreement dated July 20, 1999 (the "Second Amended and Restated Agreement").

     WHERAS, pursuant to the terms and conditions of that certain Series B Convertible Participating Preferred Stock Purchase Agreement, dated September 2, 1999, the Series B Investors have purchased an aggregate of 15,877,249 shares of Series B Stock.

     WHEREAS, the Second Amended and Restated Agreement was amended and restated pursuant to that certain Third Amended and Restated Investors' Rights Agreement dated as of September 2, 1999 (the "Third Amended and Restated Agreement").

     WHEREAS, the Company has entered into a Memorandum of Understanding and a Fulfillment Services Agreement, both dated as of October 8, 1999, in connection with which Harpeth received a warrant to purchase shares of the Company's Common Stock (the "Harpeth Warrant").

     Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Series A Investors, the Series B Investors, Ingram, Nova Scotia, UA, Harpeth and the Founders who are parties to the Third Amended and Restated Agreement hereby agree that the Third Amended and Restated Agreement shall be superseded and replaced by this Agreement, and the parties hereto further mutually agree as follows:

1.   General

     1.1   Definitions.

           (a) "Common Stock" shall mean the common stock, $.0001 par value per share, of the Company.

           (b) "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company, (ii) any security convertible into any Common Stock, Preferred Stock or other equity security (including any option to purchase such a security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security or (iv) any such warrant or right.

           (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (d) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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           (e) "Holder" means any Investor, Founder, Ingram, Nova Scotia,
Harpeth or UA owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.9 hereof.

           (f) "Initial Offering" shall mean the Company's first Qualified Public Offering.

           (g) "Investor Holders" means the holders of Registrable Securities owned of record by the Investors.

           (h) "Preferred Stock" shall mean the preferred stock, including the Series A Stock and Series B Stock of the Company.

           (i) "Qualified Public Offering" shall mean an underwritten public offering covering the offer and sale of Common Stock of the Company in which the per share price to the public is at least $2.053 per share (as adjusted for stock splits, recapitalizations and the like subsequent to the Stock Split Date) and the net cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least $30,000,000.

           (j) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

           (k) The term "Registrable Securities" shall mean (i) Common Stock held by the Founders, (ii) the Common Stock of the Company issued or issuable upon conversion of the Shares, (iii) the Common Stock purchased by the Investors from the Scott A. Blum Separate Property Trust, David Mason and Michael Mason pursuant to that certain Stock Purchase Agreement dated as of September 2, 1999,
(iv) Common Stock held by Ingram and acquired in connection with the Merger, (v) the Common Stock acquired by Ingram Entertainment, Inc. and the Series A Investors upon their exercise of the right of first offer on March 10, 1999, April 5, 1999 and June 29, 1999, (vi) except for purposes of Section 3.1 and
Section 3.3, the Common Stock issuable to Nova Scotia upon exercise of the Nova Scotia Warrant, (vii) except for purposes of Section 3.1 and Section 3.3, the Common Stock issuable to Harpeth upon exercise of the Harpeth Warrant, (viii) Common Stock issued to UA upon the exercise of the UA Warrant, and (ix) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of,
(i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) above. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement with respect to such registration rights are not assigned. As a matter of clarity, neither Nova Scotia nor Harpeth shall have demand registration rights or Form S-3 registration rights pursuant to Section 3.1 and 3.3.

           (l) "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are
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Registrable Securities and either (i) are then issued and outstanding or (ii)
are issuable pursuant to then exercisable or convertible securities.

           (m) "Rule 144" shall mean Rule 144 of the rules and regulations promulgated under the Securities Act.

           (n) "SEC" means the Securities and Exchange Commission.

           (o) "Securities Act" shall mean the Securities Act of 1933, as amended.

           (p) "Shares" shall mean the Company's Series A Stock and Series B Stock issued or sold to and held by the Investors listed on Exhibits A and B
                                                            ----------------
hereto and their permitted assigns.

2.   Restrictions On Transfer.

     2.1   Restrictions on Transfer.

           (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement unless and until:

                 (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                 (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to any or all of its partners or former partners, (B) a corporation to its stockholders in accordance with their interests in the corporation, (C) a limited liability company to its members or former members in accordance with their membership interests, (D) by a trust to its beneficiaries in accordance with their interests in the trust or (E) to the Holder's family member or trust for the benefit of an individual Holder; provided, however
                                                              --------  -------
     that, notwithstanding anything in this Section 2.1 to the contrary, (I) the Investors shall be permitted to sell, transfer, assign or pledge all or any part of the Shares to (i) any direct or indirect, wholly-owned subsidiary of SOFTBANK Corp. or of such Investor or (ii) any partnership or other entity of which any direct or indirect subsidiary of SOFTBANK Corp. is a general partner (any person or entity referred to in clause (i) or (ii) being herein referred to as a "SOFTBANK Entity"),

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     (II) UA shall be permitted to sell, transfer, assign or pledge all or any part of the UA Warrant or Common Stock issuable upon exercise thereof to any direct or indirect, subsidiary of UA or any entity which controls, is controlled by, or is under common control with UA or any direct or indirect subsidiary of UA, and (III) Ingram Entertainment, Inc. shall be permitted to transfer the Common Stock described in Section 1.1(k)(v) to Ingram and Ingram shall be permitted to sell, transfer, assign or pledge all or any part of the Common Stock held by Ingram to any direct or indirect, wholly owned subsidiary of Ingram or any entity which controls, is controlled by or under common control with Ingram or any direct or indirect subsidiary of Ingram; provided, further that, the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

           (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

     First Legend:
     -------------

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     Second Legend:
     --------------

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE FOURTH AMENDED AND RESTATED INVESTORS" RIGHTS AGREEMENT, DATED NOVEMBER 17, 1999 AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER.

           (c) The Company shall reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

           (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 "Market Stand Off" Agreement. Each Holder hereby agrees that during the one hundred twenty (120)-day period following the effective date of a registration statement of the Company filed under the Securities Act (the "Market Stand Off Period"), it shall not, to the

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extent requested by the Company and/or the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, that, officers and directors of the Company (as determined by the managing underwriter) enter into similar agreements. The Holders agree to increase the Market Stand Off Period to one hundred eighty (180) days at the request of the managing underwriter.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred twenty (120)-day or longer period as provided above.

3.   Registration.

     3.1  Demand Registration.

           (a)  Subject to the conditions of this Section 3.1:

                (i) If the Company shall receive a written request from the Series A Investor Holders of at least forty percent (40%) of the total Registrable Securities then outstanding and held by the Series A Investors ("Series A Investor Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities covering at least twenty percent (20%) of the Registrable Securities then held by the Series A Investors (or any lesser percentage if the anticipated aggregate offering price to the public would exceed $5,000,000), then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                (ii) If the Company shall receive a written request from the Series B Investor Holders of at least forty percent (40%) of the total Registrable Securities then outstanding and held by the Series B Investor Holders ("Series B Investor Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities covering at least twenty percent (20%) of the Registrable Securities then held by the Series B Investors (or any lesser percentage if the anticipated aggregate offering price to the public would exceed $5,000,000), then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                (iii) If the Company shall receive a written request from Ingram ("Ingram Initiating Holder") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities covering at least forty percent (40%) of the Common Stock issued to and held by Ingram in connection with the Merger (or any lesser percentage if the anticipated aggregate offering price to the public

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     would exceed $5,000,000), then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                (iv) If the Company shall receive a written request from UA ("UA Initiating Holder") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities covering at least forty percent (40%) of the Common Stock issued or issuable upon the exercise of the UA Warrant held by UA (or any lesser percentage if the anticipated aggregate offering price to the public would exceed $5,000,000), then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                (v) If the Company shall receive a written request from a Founder ("Founder Initiating Holder") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities covering at least forty percent (40%) of the Common Stock held by Founder (or any lesser percentage if the anticipated aggregate offering price to the public would exceed $5,000,000), then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

           (b)  If the Initiating Holders (for purposes of this Section
3.1, the term "Initiating Holder" shall mean a Series A Investor Initiating Holder, a Series B Investor Initiating Holder, the Ingram Initiating Holder, the UA Initiating Holder or the Founder Initiating Holder, as applicable) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1, and the Company shall include such information in the written notice referred to in Section 3.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). In the event the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated among the Holders in accordance with Section 3.2. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

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         (c)    The Company shall not be required to effect a registration pursuant to this Section 3.1:

                (i) in the case of a demand by a Series A Investor Initiating Holder, prior to the earlier of (A) the consummation by the Company of an Initial Offering and (B) August 18, 2001; or

                (ii) in the case of a demand by a Series B Investor Initiating Holder, prior to the earlier of (A) the consummation by the Company of an Initial Public Offering and (B) September 2, 2002; or

                (iii) in the case of a demand by the Ingram Initiating Holder, prior to the earlier of (A) the first anniversary of the consummation by the Company of an Initial Offering and (B) December 3, 2001; or

                (iv) in the case of a demand by the UA Initiating Holder, prior to the earlier of (A) the 6 months anniversary of the consummation by the Company of an Initial Offering and (B) July 20, 2002; or

                (v) in the case of a demand by the Founder Initiating Holder, prior to the earlier of (A) the 6 months anniversary of the consummation by the Company of an Initial Offering and (B) the third anniversary of the date hereof; or

                (vi) in the case of a demand by a Series A Investor Initiating Holder, after the Company has filed three (3) registration statements at the request of the Series A Investor Initiating Holder pursuant to Section 3.1(a)(i), and such registrations have been declared or ordered effective; or

                (vii) in the case of a demand by a Series B Investor Initiating Holder, after the Company has filed three (3) registration statements at the request of the Series B Investor Initiating Holder pursuant to Section 3.1(a)(ii), and such registrations have been declared or ordered effective; or

                (viii) in the case of a demand by Ingram, after the Company has filed one (1) registration statement pursuant to Section 3.1(a)(iii), and such registration has been declared or ordered effective; or

                (ix) in the case of a demand by UA, after the Company has filed one (1) registration statement pursuant to Section 3.1(a)(iv), and such registration statement has been declared or ordered effective; or

                (x) in the case of a demand by Founder, after the Company has filed two (2) registration statements pursuant to Section 3.1(a)(v), and such registration statements have been declared or ordered effective; or

                (xi) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the closing of the Company's Initial
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     Offering; provided, that, the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

                (xii) if within fifteen (15) days of receipt of a written request from Initiating Holders pursuant to Section 3.1(a), the Company gives notice to the Holders of the Company's intention to make an Initial Offering within ninety (90) days; or

                (xiii) if the Company shall furnish to the Investor Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the President and Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, that, the right to delay a request may be exercised by the Company not more than once in any twelve (12)-month period.

     3.2 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to initial or secondary offerings of securities of the Company and to offerings of securities of the Company initiated by any party exercising its demand registration rights, but excluding registration statements relating to employee benefit plans and corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     If the registration statement under which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows:
(i) first, to the Company, up to fifty percent (50%) of the aggregate offering amount; (ii) second, to Founder, the Investor Holders,

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Ingram, Nova Scotia, Harpeth and UA on an Adjusted Pro Rata (as defined below)
basis; (iii) third, to Founder, the Investor Holders, Ingram, Nova Scotia, Harpeth and UA on a pro rata basis based on the total number of Registrable Securities respectively held by the Founder, the Investor Holders, Ingram, Nova Scotia, Harpeth and UA; (iv) fourth, to the Company, and (v) fifth, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting below fifty percent (50%) of the total amount of securities included in such registration, unless the Company elects to offer less than 50% of the total amount of securities included in such registration or (ii) reduce the amount of securities of the selling Holders included in the registration below fifty percent (50%) of the total amount of securities included in such registration, unless the Holders elect to offer less than 50% of the total amount of securities included in such registration or (iii) reduce the amount of securities of the Founder included in the registration and underwriting below seven and one half percent (7.5%) of the total amount of the securities included in such registration, unless the Founder elects to offer less than seven and one half percent (7.5%) of the total amount of securities included in such registration; provided, however, if such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, then any or all of the Registrable Securities of the Holders may be excluded at the request of the underwriter. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by the Investor Holders, Founder, Ingram, Nova Scotia, Harpeth or UA, without the written consent of a majority in interest of the Registrable Securities proposed to be sold in the offering by the Series A Investors, a majority in interest of the Registrable Securities proposed to be sold in the offering by the Series B Investors, the written consent of Founder, the written consent of Ingram, the written consent of Nova Scotia, the written consent of Harpeth and the written consent of UA. For purposes of this Section 3.2, "Adjusted Pro Rata" shall mean, with respect to each of Founder, any Series A Investor, any Series B Investor, Ingram, Nova Scotia, Harpeth or UA, the fraction of which (A) the numerator ("Numerator") is equal to the number of shares of Registrable Securities then held by Founder, any Series A Investor, any Series B Investor, Ingram, Nova Scotia, Harpeth or UA, as applicable, (B) the denominator ("Denominator") is equal to the aggregate number of Registrable Securities then held by Founder, the Series A Investors, the Series B Investors, Ingram, Nova Scotia, Harpeth and UA; provided, that so long as Softbank Technology Ventures IV LP, Softbank Technology Ventures V, LP Softbank Technology Advisors Fund V, LP, Softbank Technology Entrepreneurs Fund V, LP and Softbank Technology Advisors Fund LP (collectively, "Softbank Tech") holds or beneficially owns Registrable Securities, (A) the Numerator in any calculation of Adjusted Pro Rata share for Founder shall be equal to the number of Registrable Securities then held or beneficially owned by Softbank Tech and
(B) the Denominator in any calculation of Adjusted Pro Rata share for Founder, any Series A Investor, any Series B Investor, Ingram, Nova Scotia, Harpeth or UA shall be reduced by the difference obtained by subtracting (i) the number of Registrable Securities then held or beneficially owned by Softbank Tech from
(ii) the number of Registrable Securities then held or beneficially owned by Founder; provided, further, that in no event shall Founder's Adjusted Pro Rata share equal less than 15%. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 3.4 hereof.

     3.3 Form S-3 Registration. In case the Company shall receive a written request from the Holders (other than Nova Scotia or Harpeth) that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

           (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

           (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.3:

                (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders; or

                (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $3,000,000; or

                (iii) if the Company shall furnish to the Holders a certificate signed by the President and Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holders under this Section 3.3; provided, that, the right to delay a request may be exercised by the Company not more than once in any twelve (12)-month period.

           (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such registration expenses incurred in connection with registrations requested pursuant to this Section 3.3 after the first three (3) registrations per calendar year shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

     3.4 Registration Expenses. Except as set forth in Section 3.3(c), the Company shall bear all fees and expenses incurred in connection with any registration under this Agreement, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if the Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of a single special counsel for the Holders, except that each participating Holder shall bear its proportionate share of all amounts payable to underwriters in connection with such offering for discounts and commissions. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 3.1 or 3.3, the request of which has been subsequently withdrawn by the Founder, the Investor Holders, Ingram, or UA, as applicable, unless the withdrawal is based upon material adverse information concerning the Company of which the Founder, the Investor Holders, Ingram, or UA, as applicable, initiating the registration request were not aware at the time of such request. If the Holders are required to pay their registration expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

     3.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder which have not yet been sold, keep such registration statement effective for up to one hundred eighty (180) days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

     3.6 Termination of Registration Rights. All registration rights granted under this Section 3 shall terminate and be of no further force and effect five
(5) years after the Company has completed its Initial Offering. In addition, the right of any Holder to request inclusion of Registrable Securities in any registration pursuant to this Section 3 shall terminate when (i) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90)-day period and (ii) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act.

     3.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     3.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

     3.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, shareholder, member, retired member, affiliate or trust beneficiaries of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) acquires at least twenty percent (20%) of the Holder's Registrable Securities (as adjusted for stock dividends, stock splits and combinations); provided, that, notwithstanding anything in this Section 3.9 to
               --------
the contrary, but subject to Section 2.1 hereof, the Investors shall be permitted to assign the rights to cause the Company to register Registrable Securities to any transferee or assignee of Registrable Securities that is a SOFTBANK Entity; provided, further, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree in writing to be subject to the terms of this Agreement.

     3.10  Amendment or Waiver of Registration Rights.  Any provision of this
Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Ingram, at least a majority in interest of the Registrable Securities owned by the Series A Investors, and at least a majority in interest of the Registrable Securities owned by the Series B Investors, provided that any amendment or modification of the registration rights of UA, Nova Scotia, Harpeth or Founder that would adversely effect the rights of UA, Nova Scotia, Harpeth or Founder, as the case may be, shall require the prior written consent of UA, Nova Scotia, Harpeth or Founder, as the case may be. Any amendment or waiver effected in accordance with this Section 3.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.11 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.1, 3.2 or 3.3:

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any Rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors and its officers, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.11(b) exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
3.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or reasonably likely differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.11, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 3.11.

          (d) If the indemnification provided for in this Section 3.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that, in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          (e)  The obligations of the Company and Holders under this Section
3.11 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     3.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous Rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public.

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any Rule or regulation of the SEC allowing it to sell any such securities without registration.

     3.13 Other Registration Rights. After the date hereof, the Company shall not grant to any holder of securities of the Company or to any person as an inducement to become a holder of securities of the Company, any registration rights that have a priority greater than or that otherwise adversely affect the registration rights of the Holders hereunder without the prior written consent of the Holders of a majority in interest of the Registrable Securities, excluding the Registrable Securities held by Founder; provided, however, that if any of Founder, Ingram, UA, Nova Scotia or Harpeth's registration rights are affected in an adverse manner which is different from the manner in which all Holders' registration rights are affected as a result of the grant of new registration rights or the subordination of the Holders' registration rights pursuant to the prior sentence of this Section 3.13, such Holder must consent in writing to the grant of new registration rights or to the subordination of such Holder's registration rights.

4.   Covenants Of The Company.

     4.1  Basic Financial Information and Reporting.

          (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor and Ingram an audited consolidated balance sheet of the Company, as at the end of such fiscal year, an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail.

          (c) The Company will furnish each Investor and Ingram, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, an unaudited consolidated balance sheet of the Company as of the end of each such quarterly period, an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (d) The Company will furnish each Investor and Ingram at least thirty
(30) days prior to the beginning of each fiscal year an annual budget and operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto).

     4.2 Inspection Rights. Each Investor and Ingram shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated to provide access to information which it deems in good faith to be trade secret or similar confidential information.

     4.3 Confidentiality of Records. Each Investor, Founder and Ingram agree to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor, Ingram or Founder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor and Ingram may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this
Section 4.3.

     4.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock and Series B Stock, all Common Stock issuable from time to time upon such conversion.

     4.5 SEC Compliance. During any time that the Company is subject to the reporting requirements of the Exchange Act, the Company shall timely file all required reports pursuant to the Exchange Act. Additionally, the Company shall make available to Investors, Ingram, Nova Scotia, Harpeth and UA the information contemplated by Rule 144A. At such time that any stock held by an Investor, Ingram, Nova Scotia, Harpeth or UA is eligible for transfer pursuant to Rule 144(k), the Company shall, upon the request of such Investor, Ingram, Nova Scotia, Harpeth and UA remove any restrictive legend from the applicable stock certificate at no cost to such Investor, Ingram, Nova Scotia, Harpeth and UA.

     4.6 NonDisclosure and Developments Agreement. The Company shall require all employees and consultants to execute and deliver Employee NonDisclosure and Developments Agreements in substantially the forms attached to the Purchase Agreement.

     4.7 Committees. In the event that the Board of Directors establishes any committees of the Board of Directors pursuant to the authority granted in the Company's Bylaws, each such committee shall include the board representatives of the Investors.

     4.8 Expenses; Compensation. The Company shall reimburse the reasonable out-of-pocket travel expenses of each director incurred to attend Board or committee meetings, as well as any other travel expenses approved by the Company's Board of Directors.

     4.9 Stock Vesting. Unless otherwise approved by the Board of Directors (including the representatives of the Investors) all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting that is no less favorable to the Company than as follows: no more than twenty-five percent (25%) of such stock options and stock equivalents shall vest on each anniversary of the date of grant.

     4.10 Visitation Rights. In addition to its representation on the Board of Directors, for so long as SOFTBANK Technology Ventures (or its affiliates) hold at least ten percent (10%) of the Shares, including shares of Common Stock issued upon conversion of the Shares, the Company shall allow one representative designated by SOFTBANK Technology Ventures IV L.P. to attend all meetings of the board and committees thereof in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its board of directors; provided, that, any such representative shall agree to leave all or any portion of a meeting of the Board of Directors or any committee thereof if allowing such representative to remain in such meeting would result in a waiver of the attorney-client privilege or if, in the reasonable good faith belief of the Board of Directors, allowing such representative to remain in the meeting would otherwise result in a conflict of interest.

     4.11 Termination of Covenants.  All covenants of the Company contained in
Section 4 of this Agreement shall expire and terminate as to each Investor, Ingram, Nova Scotia, Harpeth and UA on the effective date of the registration statement pertaining to the Initial Offering.

5.   Rights of First Offer.

     5.1 Subsequent Offerings of Equity Securities. So long as the Investors hold at least ten percent (10%) of the Shares (the "Investor Threshold"), including shares of Common Stock issued upon conversion of the Shares or so long as Ingram holds at least twenty percent (20%) (the "Ingram Threshold") of the shares of Common Stock acquired by it in the Merger, in the event the Company proposes to issue any Equity Securities, including, without limitation, any preferred stock (other than Equity Securities excluded by Section 5.6 hereof), the Company shall first offer to sell all of such Equity Securities (the "Offered Securities") to the Investors (provided that the Investors meet or exceed the Investor Threshold) and to Ingram (provided that

Ingram meets or exceeds the Ingram Threshold) on a pro rata basis, as set forth herein, and each Investor and Ingram shall have a right to purchase up to its pro rata share of the Offered Securities. For purposes of this Section 5 only, each Investor's and Ingram's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor or Ingram owns or is deemed to own immediately prior to the offering of the Offered Securities to (B) the total number of shares of the Company's outstanding Common Stock on a fully diluted basis (including all shares of Common Stock issued or issuable upon conversion of the Shares and excluding all stock options and shares of Common Stock issuable upon the exercise of such stock options) immediately prior to the offering of the Offered Securities.

     5.2 Exercise of Rights. The Company shall give each Investor and Ingram written notice of its intention to issue any Equity Securities, which notice shall describe the Offered Securities, the price, and the terms and conditions upon which the Company proposes to issue the Offered Securities. Each Investor and Ingram shall have fifteen (15) days from the receipt of such notice to agree to purchase up to its pro rata share of the Offered Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Offered Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell any Offered Securities to any Investor or to Ingram if such sale would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     5.3 Issuance of Offered Securities to Other Investors. If not all of the Investors and Ingram elect to purchase their pro rata share of the Offered Securities, then the Company shall promptly notify in writing the Investors and Ingram who do so elect and shall offer such Investors and Ingram the right to acquire such unsubscribed shares. The Investors and Ingram shall have ten (10) days after receipt of such notice to notify the Company of their respective election to purchase all or a portion thereof of the unsubscribed shares. If the Investors and Ingram fail to exercise in full their rights of first offer as set forth herein, the Company shall have ninety (90) days thereafter to sell the Offered Securities in respect of which such rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Investors and Ingram pursuant to
Section 5.2 hereof. If the Company has not sold such Offered Securities within one hundred twenty (120) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Offered Securities, without first offering such securities to the Investors and Ingram in the manner provided by this Section 5.

     5.4 Termination of Rights of First Offer. The rights of first offer established by this Section 5 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to a Qualified Public Offering.

     5.5 Transfer of Rights of First Offer. The rights of first offer granted to each Investor and Ingram under this Section 5 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 3.9.

     5.6  Excluded Securities.  The rights of first offer established by this
Section 5 shall have no application to any of the following Equity Securities:

          (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, including the representatives designated by the holders of the Shares but excluding the Founders;

          (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options, warrants (including the Nova Scotia, Harpeth and UA Warrants) and convertible promissory notes outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided, that, the rights of first offer established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (d) after the date hereof, any Equity Securities which in the aggregate exceed ten percent (10%) of the Company's outstanding capital stock on a fully diluted basis issued to a potential or existing customer or supplier or other strategic relationship or issued in connection with a credit facility or equipment lease transaction;

          (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (f) shares of Common Stock issued upon conversion of the Shares;

          (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

6.   Miscellaneous.

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to principles of conflict of laws.

     6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     6.3 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.4  Amendment and Waiver.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of (i) the Company; (ii) the holders of a majority in interest of the Registrable Securities owned of record by the Series A Investors; (iii) the holders of a majority in interest of the Registrable Securities owned of record by the Series B Investors; and (iv) any party whose rights and interests under this Agreement would be adversely affected by such an amendment or modification.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of a majority in interest of the Registrable Securities owned of record by the Series A Investors; and the holders of a majority in interest of the Registrable Securities owned of record by the Series B Investors; provided, however, no waiver shall be effective without the consent of any party whose rights and interests under this Agreement would be adversely affected by such waiver.

     6.5 Notices, Etc. All notices required or permitted hereunder shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address set forth on the signature pages hereto or Exhibit
                                                                         -------
A, Exhibit B or Exhibit C hereto or at such other address as such party may
-  ---------    ---------
designate by ten (10) days advance written notice to the other parties hereto.

     6.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.7 Complete Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof.

     6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     6.10 Supersedence. This Agreement supersedes in its entirety the Third Amended and Restated Agreement by and between the Company, the Investors, Ingram, Nova Scotia, UA and the Founder, and the Third Amended and Restated Agreement shall be of no further force or effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     In Witness Whereof, the parties hereto have executed this Fourth Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.



                              COMPANY:

                              BUY.COM INC.

                              By:__________________________________________
                                 Name:
                                 Title:


                              INVESTORS:

                              SOFTBANK Technology Ventures IV L.P.

                              By:  STV IV LLC
                              Its General Partner

                              By:__________________________________________
                                 Name:
                                 Title:


                              SOFTBANK Technology Advisors Fund L.P.

                              By:  STV IV LLC
                              Its: General Partner

                              By:__________________________________________
                                 Name:
                                 Title:


                          Investors' Rights Agreement

                              SOFTBANK Capital Partners LP

                              By:  Softbank Capital Partners LLC

                              Its: General Partner

                              By:__________________________________________
                                 Name:
                                 Title:


                              SOFTBANK Capital Advisors
                              Fund LP

                              By:  Softbank Capital Partners LLC

                              Its: General Partner

                              By:__________________________________________
                                 Name:
                                 Title:


                              SOFTBANK America Inc.

                              By:__________________________________________
                                 Name:
                                 Title:


                          Investors' Rights Agreement

                              SOFTBANK Technology Ventures V LP

                              By:  SBTV V LLC

                              Its:  General Partner


                              By:__________________________________________
                                 Name:   Edward Scott Russell
                                 Title:   Managing Director



                              SOFTBANK Technology Advisors Fund V LP

                              By:  SBTV V LLC

                              Its:  General Partner

                              By:__________________________________________
                                 Name:   Edward Scott Russell
                                 Title:   Managing Director



                              SOFTBANK Technology Entrepreneurs Fund V LP

                              By:  SBTV V LLC

                              Its:  General Partner

                              By:__________________________________________
                                 Name:   Edward Scott Russell
                                 Title:   Managing Director


                          Investors' Rights Agreement
                              e Partners

                              By:__________________________________________
                                 Name:
                                 Title:


                              Vivendi

                              By:__________________________________________
                                 Name:
                                 Title:



                          Investors' Rights Agreement

                              INGRAM:

                              INGRAM CAPITAL INC.



                              By:__________________________________________
                                 Name:
                                 Title:

                              Address:   Two Ingram Blvd.
                                         La Vergne, TN 37089
                                         Attn: President

                              NOVA SCOTIA:

                              THE BANK OF NOVA SCOTIA

                              By:__________________________________________
                                 Name:
                                 Title:

                              Address:   ___________________
                                         ___________________
                                         ___________________

                              UA:

                              UNITED AIR LINES, INC.

                              By:__________________________________________
                                 Name:
                                 Title:

                              Address:   ___________________
                                         ___________________
                                         ___________________


                          Investors' Rights Agreement

                              HARPETH:

                              HARPETH HOLDINGS, INC.

                              By:__________________________________________
                                 Name:
                                 Title:

                              Address:   ___________________
                                         ___________________
                                         ___________________


                          Investors' Rights Agreement

                              FOUNDERS:

                              The Scott A. Blum Separate Property Trust u/d/t 8/2/95


                              By:__________________________________________
                                 Name:
                                 Title:


                         Investors' Rights Agreeement

                                   Exhibit A

                                  BUY.COM INC.
                          Investors' Rights Agreement

                      Series A Preferred Stock Purchasers



             Name and Address                            Series A
                                                          Shares
-------------------------------------------------------------------
SOFTBANK Technology Ventures IV L.P.                     19,114,890
c/o STV IV LLC
333 W. San Carlos
San Jose, CA  95110

SOFTBANK Technology Advisors Fund L.P.                      366,240
c/o STV IV LLC
333 W. San Carlos
San Jose, CA  95110
                                                         ----------
Total:                                                   19,481,130

                                   Exhibit B

                                  BUY.COM INC.
                          Investors' Rights Agreement

                      Series B Preferred Stock Purchasers



           Name and Address                  Common          Series B
                                            Shares(1)         Shares
-----------------------------------------------------------------------
SOFTBANK Capital Partners LP                2,835,295        10,207,063
SOFTBANK Capital Advisors Fund LP              41,133           148,079
SOFTBANK America Inc.                       8,820,694              --
SOFTBANK Technology Ventures IV LP            282,154         1,015,735
SOFTBANK Technology Advisors Fund LP            5,405            19,462
SOFTBANK Technology Ventures V LP             287,549         1,035,196
e Partners                                    575,109         2,070,393
Vivendi                                       383,700         1,381,321
                                           ----------------------------
    Total:                                 13,231,040        15,877,249

(1) Reflects Common Stock purchased from the Scott A. Blum Separate Property Trust and the Masons pursuant to a Stock Purchase Agreement dated as of September 2, 1999.

                                   Exhibit C

                                  BUY.COM INC.
                          Investors' Rights Agreement

                                    Founders

                  Name and Address                               Shares
-------------------------------------------------------------------------
The Scott A. Blum Separate Property Trust u/d/t 8/2/95         99,164,464
3 Ritz Cove
Monarch Beach, CA  92629

                                   Exhibit D

                                  BUY.COM INC.
                          Investors' Rights Agreement

                       Schedule of Registrable Securities

                                                                                                   Total
                                                                                                Registrable
                Holder                    Warrant      Common(2)       Series A     Series B    Securities
                ------                    -------      ---------       --------     --------    -----------
SOFTBANK Technology Ventures IV LP           --          638,059      19,114,890    1,015,735    20,768,684
SOFTBANK Technology Advisors Fund LP         --           12,230         366,240       19,462       397,932
SOFTBANK Technology Ventures V LP            --          287,549           --       1,035,196     1,322,745
SOFTBANK Capital Partners LP                 --        2,835,295           --      10,207,063    13,042,358
SOFTBANK Capital Advisors Fund LP            --           41,133           --         148,079       189,212
SOFTBANK America Inc.                        --        8,820,694           --               0     8,820,694
e Partners                                   --          575,109           --       2,070,393     2,645,502
Vivendi                                      --          383,700           --       1,381,321     1,765,021
United Air Lines Inc.                    2,000,000         --              --           --        2,000,000
The Bank of Nova Scotia(1)                  43,500         --              --           --           43,500
Harpeth Holdings, Inc.                   1,000,000         --              --           --        1,000,000
The Scott A. Blum Separate Property
 Trust                                       --       99,164,464           --           --       99,164,464
Ingram Capital                               --        7,930,560           --           --        7,930,560
                                        ----------   -----------     -----------   ----------   -----------
     Total                               3,043,500   120,688,793      19,481,130   15,877,249   159,090,672

(1) The Bank of Nova Scotia shares are based upon an estimate. The actual number of shares may vary based upon the terms of the Warrant.

(2) Reflects ownership after closing of the Series B Convertible Participating Preferred Stock financing and the sale of 13,231,040 shares of Common Stock. Also includes shares of Common Stock acquired by Ingram and the Series A Investors upon the exercise of their right of first offer on March 10, April 5, and June 29, 1999.